Exhibit 99.3

Jos. A. Bank Provides Earnings Update for Q4 of Fiscal Year 2013

Projects an Increase in Adjusted EPS in Q4

HAMPSTEAD, Md., February 14, 2014, (GLOBE NEWSWIRE) — JoS. A. Bank Clothiers, Inc. (Nasdaq:JOSB) (the “Company”) today announced that adjusted earnings for the fourth quarter of fiscal 2013 are expected to be approximately $1.04 to $1.10 per diluted share, compared to $.98 adjusted earnings per diluted share in the fourth quarter of fiscal 2012.

The adjusted earnings for the fourth quarter of fiscal year 2013 exclude expenses of approximately $.04 per diluted share for legal and other professional services related to the Company's acquisition proposal for The Men's Wearhouse, Inc. and other strategic activity, and approximately $.03 per diluted share for estimated non-cash asset impairment charges. Including these adjustments, GAAP earnings for the fourth quarter of fiscal year 2013 are expected to be approximately $.97 to $1.02 per diluted share. The fourth quarter 2012 adjusted earnings of $.98 per diluted share exclude approximately $.02 per diluted share for non-cash asset impairment charges and approximately $.05 per diluted share for the estimated positive impact of the 14th week in 2012. Including these adjustments, GAAP earnings for the fourth quarter of fiscal 2012 were $1.01 per diluted share. The 13-week fourth quarter of fiscal year 2013 ended February 1, 2014; the 14-week fourth quarter of fiscal year 2012 ended February 2, 2013.

“We are pleased that throughout the critical holiday selling season our business was robust, as the quality of our merchandise and strength of our assortments resonated strongly with our customers. This resulted in a combined comparable brand sales (combined stores and internet sales) gain of 9.1% during the period of November 3rd through December 24th, and an increase in merchandise gross margins of approximately 60 basis points for the same period," stated R. Neal Black, President and CEO. "Unfortunately, our post-Christmas clearance sales started slowly and then the snow storms and nationwide deep freeze significantly impacted our business in the final days of December and the first week of January. In spite of that, total comparable brand sales for the 13 week 4th quarter of 2013 versus the comparable period of 2012 were up 1.8% and total sales were up 4.7% during the same period. Total sales for the 13 weeks of the 2013 4th quarter versus the 14 weeks of the 2012 4th quarter were up .4%.”

Mr. Black continued, “In order to drive business in the post-holiday period, we accelerated our promotional efforts, which allowed us to improve our sales trend as the quarter ended. These efforts, however, more than offset the gross margin gains we had achieved going into Christmas. That said, we are realizing the benefits of the new promotional marketing strategies we have implemented, which resulted in continued improvement in our marketing efficiency again in the fourth quarter. Additionally, the non-promotional portion of our business continues to perform well, with ongoing increases in sales.”

Mr. Black concluded, “Looking ahead, we are focused on continuing to improve our sales trend and returning to our peak levels of profit performance. We feel confident that the strategies we have in place to drive this growth over the near and longer term will enable us to achieve these goals.”

The Company noted that actual results for the fourth quarter of fiscal 2013 will depend on, among other things, adjustments that may arise from the normal quarter-end processing.

In a separate press release issued this morning, Jos. A. Bank announced that it has signed a definitive agreement to acquire Everest Holdings LLC, parent company of the Eddie Bauer brand, a transaction that will enable the Company to drive significant growth and value creation. In conjunction with the transaction, the Company also announced that it will promptly commence a self-tender offer to acquire up to 4.6 million of its common shares, or 16.4% of its outstanding shares, at a price of $65 per share, or an aggregate of up to $300 million. The self-tender offer is conditioned on, and would close promptly following completion of, the Eddie Bauer acquisition.

Jos. A. Bank Clothiers, Inc., established in 1905, is one of the nation's leading designers, manufacturers and retailers of men's classically-styled tailored and casual clothing, sportswear, footwear and accessories. The Company sells its full product line through 629 stores in 44 states and the District of Columbia, a nationwide catalog and an e-commerce website that can be accessed at www.josbank.com. The Company is headquartered in Hampstead, Maryland, and its common stock is listed on the NASDAQ Global Select Market under the symbol "JOSB."

Non-GAAP Measurements

This press release includes non-GAAP financial measures. Jos. A. Bank is presenting adjusted earnings per diluted share which is a non-GAAP financial measure. Jos. A. Bank believes presentation of these non-GAAP financial measures is (i) helpful to management in evaluating the proposed transaction and (ii) useful to investors in connection with their financial analysis. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Jos. A. Bank's results prepared in accordance with GAAP. For a description of how Jos. A. Bank reconciles these non-GAAP financial measures to GAAP earnings, please see the second paragraph of this press release.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements and information about our current and future prospects and our operations and financial results, which are based on currently available information. The forward-looking statements include assumptions about our operations, such as cost control, market conditions, liquidity and financial condition. These statements also include assumptions about the proposed acquisition of Everest Holdings LLC by Jos. A. Bank through an acquisition (including its disadvantages, potential synergies, results, effects and timing) that may or may not be realized.

Risks and uncertainties that may affect our business or future financial results include, among others, risks associated with domestic and international economic activity, weather, public health and other factors affecting consumer spending (including negative changes to consumer confidence and other recessionary pressures), higher energy and security costs, the successful implementation of our growth strategy (including our ability to finance our expansion plans), the mix and pricing of goods sold, the effectiveness and profitability of new concepts, the market price of key raw materials (such as wool and cotton) and other production inputs (such as labor costs), seasonality, merchandise trends and changing consumer preferences, the effectiveness of our marketing programs (including compliance with relevant legal requirements), the availability of suitable lease sites for new stores, doing business on an international basis, the ability to source product from our global supplier base, legal and regulatory matters and other competitive factors.

Additional factors that could cause future results or events to differ from those we expect are those risks discussed under Item 1A, "Risk Factors," in the Jos. A. Bank Annual Report on Form 10-K for the fiscal year ended February 2, 2013, the Jos. A. Bank Quarterly Report on Form 10-Q for the quarter ended May 4, 2013, the Jos. A. Bank Quarterly Report on Form 10-Q for the quarter ended August 3, 2013, the Jos. A. Bank Quarterly Report on Form 10-Q for the quarter ended November 2, 2013 and other reports filed by Jos. A. Bank with the Securities and Exchange Commission (SEC). Please read our "Risk Factors" and other cautionary statements contained in these filings. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, the occurrence of certain events or otherwise, except to the extent required by applicable law, including the requirements of Rule 14d-9(c) under the Securities and Exchange Act of 1934, as amended, and Schedule 14D-9. As a result of these risks and others, actual results could vary significantly from those anticipated in this press release, and our financial condition and results of operations could be materially adversely affected.

ADDITIONAL INFORMATION

The issuer tender offer referred to herein has not yet commenced, and this press release is neither an offer to purchase nor a solicitation of an offer to sell securities. If and when the tender offer is commenced, Jos. A. Bank will file with the SEC a tender offer statement. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE TENDER OFFER STATEMENT (INCLUDING AN OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND RELATED TENDER OFFER DOCUMENTS) CAREFULLY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain free copies of the tender offer statement and other documents (when available) filed with the SEC by Jos. A. Bank free of charge through the website maintained by the SEC at www.sec.gov. In addition, the tender offer statement may be obtained from Jos. A. Bank free of charge by directing a request to Jos. A. Bank's Investor Relations Department, Jos. A. Bank Clothiers, Inc., 500 Hanover Pike, Hampstead, MD 21074, 410.239.5900.

This press release does not constitute an offer to buy or solicitation of an offer to sell any securities. In response to the tender offer for the shares of Jos. A. Bank commenced by The Men's Wearhouse, Inc. and Java Corp., Jos. A. Bank has filed a solicitation/recommendation statement on Schedule 14D-9 with the U.S. Securities and Exchange Commission ("SEC"). Any solicitation/recommendation statement filed by Jos. A. Bank that is required to be mailed to stockholders will be mailed to stockholders of Jos. A. Bank. INVESTORS AND STOCKHOLDERS OF JOS. A. BANK ARE URGED TO READ THE SOLICITATION / RECOMMENDATION STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain free copies of the solicitation/recommendation statement and other documents (when available) filed with the SEC by Jos. A. Bank free of charge through the website maintained by the SEC at www.sec.gov. In addition, the solicitation/recommendation statement and other materials related to Men's Wearhouse's unsolicited proposal may be obtained from Jos. A. Bank free of charge by directing a request to Jos. A. Bank's Investor Relations Department, Jos. A. Bank Clothiers, Inc., 500 Hanover Pike, Hampstead, MD 21074, 410.239.5900.

INVESTOR RELATIONS CONTACT:
David E. Ullman

Executive Vice President/Chief Financial Officer
410-239-5715

or Investor Relations Information Request Website (http://phx.corporate-ir.net/phoenix.zhtml?c=113815&p=irol-IRHome)

or Investor Relations Voicemail, 410-239-5900

MEDIA CONTACT:

Thomas Davies/Molly Morse

Kekst and Company

212-521-4873/212-521-4826

thomas-davies@kekst.com

molly-morse@kekst.com

E-commerce Address for JoS. A. Bank Clothiers, Inc.:
www.josbank.com

JoS. A. Bank Clothiers, Inc.